UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

PETER KIEWIT SONS’, INC.
(Exact name of registrant as specified in its charter)

Delaware	91-1842817
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Kiewit Plaza, Omaha Nebraska	68131
(Address of principal executive offices)	(Zip Code)

PETER KIEWIT SONS’, INC.
EMPLOYEE OWNERSHIP PLAN
(Full title of the Plan)

Michael F. Norton, Esq.
Peter Kiewit Sons’, Inc.
Kiewit Plaza
Omaha, Nebraska 68131
(402) 342-2052
(Name, address and telephone number, including area code, of agent for service)

Post-Effective Amendment No. 1

Peter Kiewit Sons', Inc., a Delaware corporation (the “Company”), is filing this Post-Effective Amendment No. 1 (this “Amendment”) to its Registration Statement on Form S-8 (File No. 333-126825), filed with the Securities and Exchange Commission on July 22, 2005, to deregister 4,281 shares of the Company’s $0.01 par value common stock (“Common Stock”), which were registered for issuance upon conversion of the Company’s 2001, 2003 and 2004 series of Convertible Debentures and which were not issued.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska on March 16, 2006.

PETER KIEWIT SONS’, INC.

By: /s/ Michael J. Piechoski
Name: Michael J. Piechoski
Title: Senior Vice President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Bruce E. Grewcock	President and Chief Executive Officer (Principal Executive Officer)	March 16, 2006
Bruce E. Grewcock
/s/ Michael J. Piechoski	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	March 16, 2006
Michael J. Piechoski
/s/ Michael J. Whetstine	Controller (Principal Accounting Officer)	March 16, 2006
Michael J. Whetstine
/s/ Mogens C. Bay	Director	March 16, 2006
Mogens C. Bay

/s/ Scott L. Cassels	Director	March 16, 2006
Scott L. Cassels

/s/ Richard W. Colf	Director	March 16, 2006
Richard W. Colf

/s/ Richard Geary	Director	March 16, 2006
Richard Geary

/s/ William L. Grewcock	Director	March 16, 2006
William L. Grewcock

/s/ Steven Hansen	Director	March 16, 2006
Steven Hansen

/s/ Allan K. Kirkwood	Director	March 16, 2006
Allan K. Kirkwood

/s/ Michael R. McCarthy	Director	March 16, 2006
Michael R. McCarthy

/s/ Douglas E. Patterson	Director	March 16, 2006
Douglas E. Patterson

/s/ R. Michael Phelps	Director	March 16, 2006
R. Michael Phelps
/s/ Walter Scott, Jr.
	Director	March 16, 2006
Walter Scott, Jr.

/s/ Kenneth E. Stinson	Director	March 16, 2006
Kenneth E. Stinson